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                                                                    EXHIBIT 10.2

                         SPINNAKER EXPLORATION COMPANY

                              AMENDED AND RESTATED
                             1998 STOCK OPTION PLAN

                            I.  Purpose of the Plan

     The SPINNAKER EXPLORATION COMPANY AMENDED AND RESTATED 1998 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees, consultants, and advisors of SPINNAKER EXPLORATION COMPANY, a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, thereby advancing the interests of the Company and its owners. Accordingly, the Company may grant to certain individuals ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options.

                              II.  ADMINISTRATION

     The Plan shall be administered by the compensation committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"). In the absence of the Board's appointment of the Committee to administer the Plan, the Board shall serve as the Committee. The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares of Stock which may be issued under each Option. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares of Stock that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting an Optionee and in establishing the number of shares of Stock which may be issued under each Option shall be final.

                            III.  OPTION AGREEMENTS


     (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which, subject to the provisions of this Plan, shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price. The Committee may at any time and from time to time, in its sole discretion, accelerate the time at which an Option then


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outstanding may be exercised. Any such action by the Committee may vary among individual Optionees and may vary among Options held by any individual Optionee.

     (b) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the high and low sales prices of the Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     (c) Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                         IV.  ELIGIBILITY OF OPTIONEE

     Options may be granted only to individuals who are employees, consultants, or advisors of the Company or any parent or subsidiary corporation or other entity (except that Incentive Stock Options may only be granted to such individuals who are employees of the Company or any parent or subsidiary corporation as defined in section 424 of the Code) at the time the Option is granted. Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

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                        V.  SHARES SUBJECT TO THE PLAN

     The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 2,673,242 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan and the purchase price per share shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

                               VI.  OPTION PRICE

     The purchase price of an aggregate of 1,520,608 shares of Stock that may be issued under Options granted under the Plan shall be $5.00 per share, and the purchase price of an aggregate of 1,152,634 shares of Stock that may be issued under Options granted under the Plan shall be $15.625 per share. Subject to the foregoing, the Committee may determine the number of such Options to be granted to a specified Optionee. No Option shall be treated as an Incentive Stock Option unless the purchase price is no less than the fair market value of the Stock subject to the Option on the date the Option is granted.

                              VII.  TERM OF PLAN

     The Plan was originally adopted by the Board on January 6, 1998 and approved by the shareholders of the Company. The Amended and Restated Plan was adopted by the Board as of September 27, 1999 and approved by the shareholders of the Company on such date. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after December 31, 2007.

      VIII.  RECAPITALIZATION OR REORGANIZATION; ANTIDILUTION PROVISIONS

     (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

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     (b) The shares with respect to which Options may be granted are shares of
Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock and/or securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If any of the following events occur (each such event is referred to herein as a "Company Change"):

         (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity);

        (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity;

       (iii) the Company is to be dissolved and liquidated; or

        (iv) a Spinnaker Change of Control (as such term is defined below);



then effective with (A) the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution, or (B) the event or change of control of the type described in Clause (iv), all Options then outstanding shall be immediately exercisable in full; provided, however, that the exercisability of outstanding Options shall not be so accelerated in the event of a merger, consolidation, or reorganization described in Clause (i) above if, immediately after such merger, consolidation, or reorganization, the stockholders of the Company immediately prior to such merger, consolidation, or reorganization own a majority of the issued and outstanding equity securities of the surviving entity. In addition, upon the occurrence of a Company Change, the Committee, acting without the consent or approval of any Optionee ( in his capacity as an Optionee), shall act to effect one or more of the following alternatives: (1) if the Company Change results in the holders of shares of Stock receiving predominantly cash in exchange for such shares of Stock, then the Committee may, in its discretion by written notice to Optionee, require the mandatory surrender to the Company by Optionees of all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Company Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount per share of Stock equal to the excess, if any, of the amount calculated in Subparagraph (e) below (the "Change of Control Value") of

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the share of Stock subject to such Option (whether such Options are then exercisable or not) over the exercise price(s) under such Options for such shares of Stock; or (2) if the Company Change does not result in the holders of shares of Stock receiving predominantly cash in exchange for such shares of Stock, then the Committee may, in its discretion provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the Company Change if, immediately prior to such Company Change, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. "Spinnaker Change of Control" means the first to occur of the following: (i) the acquisition by any person or entity ("Person") other than Warburg, Pincus Ventures, L.P. ("WPV"), of the power, directly or indirectly, to vote or direct the voting of securities having more than fifty percent (50%) of the ordinary voting power for the election of directors of the Company; (ii) the acquisition by any Person, other than WPV, of a majority of the outstanding Series A Convertible Preferred Stock of the Company (the "Preferred Shares"); or
(iii) the acquisition by any Person, other than WPV, of shares of Stock or Preferred Shares (collectively, "Shares") of the Company that would entitle such Person upon the liquidation of the Company to a majority of the proceeds attributable to the holders of the Company's Shares assuming all Shares that are convertible or exchangeable for Stock or other Shares were so converted or exchanged immediately prior to such liquidation. Notwithstanding the foregoing, a Spinnaker Change of Control shall be deemed not to have occurred as a result of Seismic Energy Holdings, Inc. ("SEHI") or an affiliate thereof having the power to vote or direct the voting referred to in clause (i) above or acquiring Shares having the right to proceeds referred to in clause (iii) above if SEHI or such affiliate has such power or owns such Shares by reason of the acquisition of the Shares, or the timing of such acquisitions, under the Contribution Agreement dated as of January 6, 1998 among the Company and certain stockholders of the Company.

     (d) The exercise price of any Option shall be adjusted from time to time as provided in Paragraph 5(g) of the Company's Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "Designation"), as such Designation may be amended, modified or restated from time to time, to the extent that the Company takes any of the actions set forth in Paragraph 5(g); provided that all references in such Paragraph 5(g) to "Conversion Price" shall be deemed for purposes of the adjustments to be made under this Paragraph VIII(d) to be references to the exercise price of the relevant Options; and, provided further, that no adjustment shall be made pursuant to the provisions of Paragraph 5(g)(i) and no adjustment pursuant to this paragraph (d) shall be made to the extent duplicative of adjustments made pursuant to paragraphs (b) or (c) of this Article VIII. Holders of Options shall be promptly notified of all such adjustments.


     (e) For the purposes of Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Company Change takes place, or (iii) if such Company Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of Stock into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options (but not later than the time of the Company Change).

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In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (e) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine in good faith the fair cash equivalent of the portion of the consideration offered which is other than cash, and the Committee shall, in its discretion, cause the Company to make payment to the Optionees of the amount described in clause (1) of the third to last sentence of Subparagraph (c) above either (A) in cash or
(B) in-kind based upon the same (and in the same proportion as) securities or other property (including, without limitation, cash) received as consideration by the stockholders of the Company in such transaction.

     (f) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required stockholder action.

     (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                   IX.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that the Board may not make any alteration or amendment which would (1) increase the aggregate number of shares of Stock which may be issued pursuant to the provisions of the Plan, without the approval of the stockholders of the Company, or (2) change the class of individuals eligible to receive Options under the Plan.

                              X.  SECURITIES LAWS

     The Company shall not be obligated to issue any shares of Stock pursuant to any Option granted under the Plan at any time when the offering of the shares of Stock covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is not exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares of Stock.

Amended and Restated as of September 27, 1999.


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